UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2020

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 15, 2020, Allscripts Healthcare Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report that, on October 15, 2020, the Company, Allscripts Healthcare, LLC and Allscripts Software, LLC (collectively, the “EPSi Sellers”) completed the previously announced divestiture of the EPSi Sellers’ business providing budgeting, long-range planning, cost accounting and financial decision support solutions, software and services for healthcare organizations, commonly referred to as “EPSi” (including the RealCost Platform) (the “EPSi Business”) to Strata Decision Technology LLC, pursuant to an Asset Purchase Agreement, dated July 30, 2020 (the “EPSi Divestiture”), among other things. The purpose of this amendment is to file unaudited pro forma consolidated financial information giving effect to the EPSi Divestiture as Exhibit 99.1 hereto.

The information in the Initial Report remains unchanged, and this amendment should be read in conjunction with the Initial Report.

Item 9.01Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company giving effect to the EPSi Divestiture is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Unaudited Pro Forma Consolidated Financial Information of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: October 30, 2020	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President and Corporate Secretary